Exhibit 10.1

CHINA SLP FILTRATION TECHNOLOGY, INC.
AUDIT COMMITTEE CHARTER

Purpose

China SLP Filtration Technology, Inc. (the “Company”) established an Audit Committee (the “Committee”) to assist the Board of Directors (the “Board”) in carrying out its oversight compliance with laws, regulations and ethics standards that relate to the Company’s accounting and financial reporting processes, audits of the Company’s financial statements and internal controls.

The function of the Committee is oversight in nature. The responsibility for financial reporting, internal controls and compliance with laws, regulation and ethics standards remains with Company management. The Company’s independent auditors are responsible for auditing the Company’s financial statements.

The Committee has direct responsibility for appointing, compensating and overseeing the work of the Company’s independent auditors including resolution of disagreements between management and the independent auditors regarding financial reporting and related issues.  The Committee does not provide any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

Committee Composition

Number and Appointment. The Committee shall be composed of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board of Directors.

Independence. Each Committee member shall meet the independence requirements imposed by any stock exchange or other marketplace on which the Company’s securities may be listed. No member of this Committee is to receive any compensation from the Company other than the established Directors’ fees, options, and expense reimbursement.

Financial Literacy. Each Committee member shall have a basic understanding and knowledge about financial and auditing matters, financial controls and reporting, and must be able to read and understand financial statements. At least one Committee member shall also have accounting or related financial management expertise to qualify as a “financial expert” (as defined by the Securities and Exchange Commission (SEC) or applicable Stock Market requirements).

Authority

By majority vote of the Committee and Board approval, the Committee shall have authority to appoint, determine funding for, and oversee the Company’s independent auditors. The Committee has the power to conduct or authorize investigations into any matter within its scope of responsibilities, and shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee is empowered to engage independent counsel and other advisors as it determines necessary to carry out its duties; and receive appropriate funds, as determined by the Committee, from the Company, to compensate outside legal, accounting, or other advisors employed by the Committee to assist it in the conduct of its duties.

Specific Responsibilities and Duties

The Committee shall perform the duties listed below and take such other action as it determines reasonable, necessary or appropriate to carry out its duties:

Relationship with Independent Auditors

The Committee shall have primary responsibility to oversee the Company’s relationship with its independent auditors. The Committee shall:

• with Board approval, select, evaluate, retain and where appropriate, replace the Company’s independent auditors;

• review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors;

• review the independent auditors’ annual written statement pursuant to Independence Standards Board Standard No. 1, outlining any relationships that may impact their independence or objectivity;

• review and pre-approve any additional or permitted non-audit services to be provided by the independent auditors;

• enable direct communication at all times, between the independent auditors and the Committee and require the independent auditors to report any serious difficulties or disputes with management directly to the Committee;

• review with management and the independent auditors the financial statements and disclosures to be included in the Company’s annual or quarterly reports to be filed with the SEC prior to filing;

• obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures, review any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, and any steps taken to resolve such issues, and assess (the auditors’ independence) all relationships between the independent auditors and the Company;

• discuss with the Company's independent auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements}, such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

• review the audit process with management and the independent auditors, upon completion of their annual audit, to discuss, identify or evaluate: (i) the cooperation received by the independent auditors from management, including access to all requested information; (ii) any instances where management has obtained “second opinions” from other external auditors; (iii) any disagreements with management that, if not satisfactorily resolved, would have caused the auditors to modify their report on the financial statements; (iv) management’s comments regarding the audit; (v) any restrictions placed by management on the scope of the audit, and (vi) any other matters the Committee deems appropriate;

• inquire of management and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions and monitor such action;

• inquire if the Company’s independent auditors face any litigation, disciplinary actions or findings by the SEC, the Public Company Accounting Oversight Board (PCAOB) or others;

• meet periodically with the independent auditors in private session (without management participation); and

• review and approve the Committee’s report included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

Financial Reporting Process

The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

• review periodically, with management, the Company’s internal accountants and the independent auditors, the adequacy of the Company’s accounting and financial personnel and any relevant recommendations concerning internal controls, accounting principles, and accounting/reporting systems;

• review the effect of any important new practices of the accounting profession and other regulatory bodies on the Company’s accounting and reporting policies, and consider and approve, if appropriate, changes to the Company’s accounting principles and practices proposed by management;

• review the accounting and reporting of any significant transactions outside the Company’s ordinary operations;

• discuss with the independent auditors any significant changes in auditing standards or their audit scope;

• see that any concerns or complaints received by the Company regarding its accounting, internal control, or auditing matters are addressed;

• review the internal accounting department’s staffing, budget and responsibilities; and

• enable direct communication at any time, as needed, between the Committee and the Chief Financial Officer and any member of the internal accounting department to address concerns.

Risk Management

The Committee shall also:

• obtain an understanding of the Company’s internal and external key areas of risk exposure including its internal control structure;

• in conjunction with management, assess the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment; and

• monitor, and review quarterly or as needs arise, the Company’s insurance program including those uninsurable risks.

Legal Compliance/General

The Committee shall also:

• review reports and other information, and discuss with legal counsel and such other persons including the CFO and independent auditors to gain reasonable assurance that the Company is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud;

• establish a procedure for the confidential and anonymous submission of complaints and concerns by Company employees to the Committee relating to accounting, internal controls or auditing matters, so that any complaints received by the Company or the Committee regarding accounting, internal control or auditing matters are addressed by management;
• review periodically with management, legal counsel and the Board any legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies, and compliance programs;

• review with management the Company’s systems to monitor compliance with applicable legal requirements;

• review and approve or ratify all significant related party transactions and potential conflict of interests;

• review cases of misconduct or fraud; and

• review any inquiries related to accounting or financial reporting matters received from the SEC or other agencies, and management’s response thereto.

Meetings

The Committee shall meet four times per year, and may hold additional meetings as often as may be necessary or appropriate, at the discretion of the Committee Chair. The Committee Chair may communicate with the independent auditors and management to review the agenda and solicit input on any additional topics that should be covered. The Committee shall receive from the independent auditors and management the draft financial statements at least 5 business days before the filing due date as required by laws and regulations. Meetings may be held in person or by conference calls.

The Committee should meet at least annually with the CEO, CFO, Director of Internal Audit, and independent auditors separately to discuss any matter the Committee or each of these groups believe should be discussed privately.

Conduct of Business

All meetings require the presence of a majority of the members of the Committee to conduct business.  Each Committee member shall have one vote.  All actions or determinations by the Committee must be by majority vote of the members present.

Attendance

Members of the Committee are expected to use reasonable efforts to attend each meeting. As necessary or desirable, the Committee Chair may request that members of management, the internal audit, or representatives of the independent auditors be present at meetings of the Committee.

Minutes

Minutes of each meeting shall be prepared under the direction of the Chairperson of the Committee and circulated to Committee members for review and approval and then circulated to the directors who are not members of the Committee. Copies are to be made available to the Company’s independent auditors and lawyers upon request.

This Charter is intended to provide a set of guidelines for the effective functioning of the Committee. Accordingly, the Committee will review and reassess the adequacy of this Charter. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee as necessary at any time, subject to Board approval.